EXHIBIT INDEX

(d)(2) Form of Investment Management Services Agreement, amended and restated, between Registrant and RiverSource Investments, LLC.

(g)(4) Amendment, dated March 17, 2006, to Custodian Agreement, dated Oct. 1, 2005.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(q)(1) Directors'/Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated April 12, 2006.